Exhibit 99.1

CRITEO PROVIDES AN INTERIM UPDATE ON FINANCIAL PERFORMANCE FOR Q2 2020

NEW YORK – June 3, 2020 – Criteo S.A. (NASDAQ: CRTO), the global technology company powering the world’s marketers with trusted and impactful advertising, announced an interim update on its financial performance for the second quarter of 2020, as of May 29, 2020.

In its Q2 2020 guidance provided on April 29, 2020, the Company had assumed a continued decline of revenues through the month of May due to COVID-19. As of May 29, 2020, however, a continued decline of the Company’s revenues for the month of May compared to April had not materialized as anticipated. Therefore, as of May 29, 2020, overall revenue trends have been better than were expected at the time of the Company’s April 29, 2020 guidance for the second quarter 2020.

Additionally, as of May 29, 2020, the Company believes it is on track to achieve its cost savings targets as anticipated in the Company’s April 29, 2020 guidance for the second quarter 2020.

The Company is not otherwise providing an update with regard to its second quarter 2020 financial performance at this time. The Company plans to report its full second quarter 2020 results in late July 2020.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including with respect to our financial results, our expectations regarding future cost savings and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the recent outbreak of COVID-19 on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2020, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic is having a significant impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the virus. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company powering the world’s marketers with trusted and impactful advertising. 2,700 Criteo team members partner with over 20,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations

Edouard Lassalle, VP, Head of Market Relations, e.lassalle@criteo.com

Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations

Isabelle Leung-Tack, VP, Global Communications, i.leungtack@criteo.com

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